UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2021

DallasNews Corporation

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-7342
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry into a Material Definitive Agreement.

As previously disclosed on a Current Report on Form 8-K filed on May 17, 2019 (the “May 17, 2019 Form 8-K”) with the Securities and Exchange Commission (the “SEC”), on May 17, 2019, The Dallas Morning News, Inc. (“TDMN”), a wholly-owned subsidiary of DallasNews Corporation (the “Company”), entered into and consummated a Purchase and Sale Agreement (the “Agreement”) with Charter DMN Holdings, LP (“Purchaser”) relating to the property located at 508 Young Street, Dallas, Texas (the “Property”). Pursuant to the Agreement, TDMN sold to Purchaser the Property, together with any and all improvements, appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto and all of TDMN’s right, title, and interest in and to certain leases, licenses, easements and agreements relating thereto for a purchase price of $28 million, comprising $5.6 million in cash paid at the closing and a Promissory Note (the “Note”) in the original principal amount of $22.4 million with interest payable quarterly commencing on July 1, 2019 with a final installment of all principal and accrued interest due and payable on June 30, 2021 secured by a first priority lien on the Property. The Agreement and form of Note were previously filed as Exhibit 10.1 to the May 17, 2019 Form 8-K.

As disclosed on a Current Report on Form 8-K filed on April 6, 2020 (the “April 6, 2020 Form 8-K”), Purchaser requested, and the Company’s Board of Directors approved, an amendment to the Note (the “Modification Agreement”) deferring Purchaser’s interest payment of $194,929.28 that was due April 1, 2020 (the “April Interest Payment”) and adding the April Interest Payment to a second promissory note, together with a 2019 real property tax reconciliation payment due and owing by Purchaser under the Agreement in the amount of $179,784.24 (the “Second Promissory Note”). The Second Promissory Note, in the principal amount of $374,713.52, is secured by a second lien deed of trust on the Property and is due June 30, 2021. The Modification Agreement and the Second Promissory Note were previously filed as Exhibits 10.1 and 10.2 to the April 6, 2020 Form 8-K.

Subsequently, Purchaser requested, and on June 29, 2021, the Company’s Board of Directors approved, a further amendment and extension of the maturity date of the Note to June 30, 2022 (the “Second Modification Agreement”), which TDMN entered into effective June 30, 2021. In connection with the Second Modification Agreement, Purchaser has agreed to pay in full the Second Promissory Note. The unpaid, original principal balance of the Note will continue to bear interest at the rate of 4.5%, with interest payable quarterly through June 30, 2022, the maturity date of the Note. The Note will continue to be secured by a first priority lien on the Property. The foregoing summary of the Second Modification Agreement is not complete and is qualified in its entirety by reference to the Second Modification Agreement filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Effective June 29, 2021, A. H. Belo Corporation changed its name to DallasNews Corporation (the “Name Change”) by filing a Certificate of Amendment to the Company’s Certificate of Formation with the Secretary of State of the State of Texas (the “Certificate of Amendment”). The Certificate of Amendment was corrected by a Certificate of Correction.

As previously reported, at the Company’s 2021 Annual Meeting of Shareholders held on May 13, 2021, the Company’s shareholders approved the Name Change and the filing of the corresponding Certificate of Amendment.

In addition, effective June 29, 2021, the Company amended and restated its bylaws to reflect the Name Change (the “Amended and Restated Bylaws”). In addition to the Name Change, the Amended and Restated Bylaws incorporate two prior amendments: Amendment No. 1 to the Amended and Restated Bylaws of A. H. Belo Corporation (adopted and effective April 3, 2020) previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2020; and Amendment No. 2 to the Amendment and Restated Bylaws of A. H. Belo Corporation (adopted and effective December 3, 2020) previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 4, 2020.

The foregoing descriptions of the Certificate of Amendment, the Certificate of Correction, and the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the complete text of the Certificate of Amendment, the Certificate of Correction, and the Amended and Restated Bylaws, copies of which are attached hereto as Exhibits 3.1, 3.2, and 3.3, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Formation, effective June 29, 2021

3.2	Certificate of Correction to Certificate of Amendment

3.3	Amended and Restated Bylaws of DallasNews Corporation

10.1	Second Modification Agreement, effective June 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2021	A. H. BELO CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel